UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 16, 2025

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Address, including zip code, and telephone number, including area code, of principal executive office)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on June 22, 2025, Ocugen, Inc. (“Ocugen” or the “Company”) and OrthoCellix, Inc., a Delaware corporation and wholly-owned subsidiary of the Company to which the Company has contributed the assets related to the Company’s Neocart product candidate (“OrthoCellix”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Ocugen, OrthoCellix, Carisma Therapeutics Inc., a Delaware corporation (“Carisma”) and Azalea Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Carisma (“Merger Sub”), pursuant to which, among other matters, Merger Sub would merge with and into OrthoCellix (the “Merger”), with OrthoCellix continuing as a wholly owned subsidiary of Carisma and the surviving company of the Merger. Pursuant to the Merger Agreement, Carisma and OrthoCellix agreed to use commercially reasonable efforts to enter into subscription agreements with one or more investors designated by OrthoCellix (the “Investors”), pursuant to which such anticipated Investors would agree to purchase, at or immediately following the closing of the Merger, shares of common stock, par value $0.001 per share, of Carisma (“Common Stock”) for aggregate gross proceeds at least equal to $25.0 million (the “Concurrent Investment”). On September 16, 2025, Carisma delivered a termination notice to the Company, providing for the termination of the Merger Agreement pursuant to Section 9.1(k) of the Merger Agreement as a result of the Company having obtained less than $25.0 million in commitments for the Concurrent Investment sufficiently in advance of Carisma’s pending Nasdaq compliance deadline of October 7, 2025. Ocugen believes poor market conditions and the short timeline for Nasdaq compliance contributed to the difficulty in securing the Concurrent Investment.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the full text of such agreement which was previously filed with the Securities and Exchange Commission (“SEC”) and incorporated herein by reference.

Ocugen intends to focus on gene therapies and will continue to explore alternatives that it believes are in the best interest of its shareholders for its regenerative cell therapy platform, including OrthoCellix’s NeoCart® technology for the treatment of knee articular cartilage defects.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2025

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chairman, Chief Executive Officer, & Co-Founder